UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2021

VINCO VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 West Broad Street, Suite 1004 Bethlehem, Pennsylvania	18018
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported by Vinco Ventures, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 21, 2021, the Company entered into that certain securities purchase agreement dated January 21, 2021 (the “January SPA”) with an accredited investor (the “Investor” and, together with the Company, the “Parties”). Pursuant to the January SPA, the Company issued five (5) year warrants (the “January Warrants”) to the Investor representing the right to acquire an aggregate of 15,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The January Warrants contain an exercise price of $2.00 per share.

On May 24, 2021, the Company entered into a warrant exercise agreement (the “Agreement”) with the Investor who agreed to exercise 2,870,000 shares of Common Stock underlying the January Warrants and the Company agreed to issue additional warrants, in the form attached hereto, to purchase shares of Common Stock at a per-share exercise price equal to $3.20 (the “Incentive Warrants”, all pursuant to the terms and conditions set forth in the Agreement. At the Closing (as defined in Section 2(b) of the Agreement), the Parties shall execute and deliver a registration rights agreement, in the form attached hereto (the “Registration Rights Agreement”), pursuant to which the Company will agree to register the shares of Common Stock underlying the Incentive Warrants.

Subject to the terms of Agreement, (i) the Investor shall pay to the Company an amount equal to the exercise price of the January Warrants in effect as of the date of such exercise multiplied by 2,870,000 shares (as adjusted for any share split or similar transaction after the date hereof) (the “Exercised Warrant Shares”) and (ii) the Company shall issue and deliver Incentive Warrants to the Investor to initially purchase an aggregate number of shares equal to the number of Exercised Warrant Shares, which number of shares shall be subject to adjustment, including the provision of Incentive Warrants on a one-for-one basis for the additional exercise of each January Warrant on or prior to June 1, 2021.

The Agreement includes customary representations, warranties and covenants, and customary conditions to closing, expense and reimbursement obligations and termination provisions.

The foregoing descriptions of the Agreement, the Incentive Warrants, and the Registration Rights Agreement, are not complete and are qualified in their entirety by reference to the full text of the Agreement, the Incentive Warrants, the Registration Rights Agreement, which are filed as Exhibit 10.1, 10.2, and 10.3, respectively, hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K (this “8-K”) that relates to the creation of direct financial obligations of the Company is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

As described above in Item 1.01 and incorporated herein by reference, on May 24, 2021 in connection with the Agreement, the Company agreed to issue to the Investor the Incentive Warrants pursuant to which to the terms and conditions set forth in the Agreement. The Incentive Warrants were issued in reliance upon the exemption from registration provided by 4(a)(2) under the 1933 Act.

The foregoing description of the Incentive Warrants is qualified, in its entirety, by reference to the form of warrant, which is attached as an exhibit to this 8-K and is incorporated by reference in response to this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Warrant Exercise Agreement between the Company and the Investor
10.2	Form of Warrant
10.3	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 25, 2021

VINCO VENTURES, INC.

By:	/s/ Christopher B. Ferguson
Name:	Christopher B. Ferguson
Title:	Chief Executive Officer